                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-38310 and 333-91046) of The SCI 401(k) Retirement Savings Plan of our report dated June 5, 2003, with respect to the financial statements and schedules included the Annual Report on Form 11-K of The SCI 401(k) Retirement Savings Plan for the year ended December 30, 2002.



HARPER & PEARSON COMPANY
Houston, Texas
June 30, 2003